SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): January 30, 2002

NEXTERA ENTERPRISES, INC.

  (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-25995 (Commission File Number)	95-4700410 (I.R.S. Employer Identification No.)

(Address of principal executive offices)

343 Congress Street, Suite 2100,
Boston, Massachusetts 02210-1215

Registrant’s telephone number, including area code: (617) 603-3100

Item 2. Acquisition or Disposition of Assets
Item 7 Financial Statements, Pro Forma Financial Information and Exhibits
Unaudited Pro Forma Condensed Consolidated Balance Sheet
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
SIGNATURES
EXHIBIT 2.1

Item 2. Acquisition or Disposition of Assets.

         On January 30, 2002 (“Closing Date”), Nextera Enterprises, Inc. (the “Company”) sold substantially all of the assets (except for certain accounts receivable), certain liabilities and business operations of Sibson & Company, LLC and direct and indirect subsidiaries of Sibson & Company, LLC (collectively, “Sibson”) to The Segal Group, Inc. Sibson is engaged in providing executive compensation and benefits, human resource consulting and other services in the United States and certain foreign countries. The aggregate purchase price was $16 million, plus up to an additional $13.3 million (approximately) based on operating results of the Sibson business over the next two years. The purchase price was reduced on the Closing Date by a holdback of approximately $1.3 million, which amount (or a portion thereof) may be released to the Company subject to verification of a minimum working capital requirement of $4.0 million. Under the terms of the Asset Purchase Agreement, the Company will provide the buyer with indemnifications for a period ranging through three years from the Closing Date for certain items; and through 30 days after the expiration of the applicable statute of limitations for matters relating to title, real property and governmental compliance and authorizations.

         Substantially all of the employees of Sibson were retained by the buyer. Additionally, the Chief Operating Officer of Nextera joined the buyer in a management capacity relating to the Sibson business.

         The Company used approximately $8.0 million of the aggregate proceeds to repay amounts owing under the Company’s senior credit facility with Fleet National Bank and Bank of America. The remaining proceeds were used to fund working capital requirements.

Item 7 Financial Statements, Pro Forma Financial Information and Exhibits

A.	Financial Statements of Business Acquired

Not Applicable

B.	Pro Forma Financial Information

         In accordance with Article 11 of Regulation S-X, the following pro forma financial information is filed with this Report.

Nextera Enterprises, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
September 30, 2001
(in thousands, except share data)

		Pro Forma
	As Reported	Adjustments	Pro Forma

Assets

Current assets:

Cash and cash equivalents	$1,575	$8,000	$9,575

Accounts receivable, net	30,452	(5,513)	24,939

Costs and estimated earnings in excess of billings	994		994

Due from affiliates	498		498

Prepaid expenses and other current assets	2,363		2,363

Total current assets	35,882	2,487	38,369

Property and equipment, net	8,227	(3,754)	4,473

Intangible assets, net	90,438	(12,934)	77,504

Other assets	4,472	(464)	4,008

Total assets	$139,019	$(14,665)	$124,354

Liabilities and Stockholders’ Equity

Current liabilities:

Accounts payable and accrued expenses	23,556	(1,255)	22,301

Accrued restructuring costs, current portion	2,682		2,682

Deferred revenue	1,380	(898)	482

Senior credit facility	42,472	(8,000)	34,472

Debentures due affiliates	22,523		22,523

Current portion of long-term debt and capital lease obligations	2,648	(200)	2,448

Total current liabilities	95,261	(10,353)	84,908

Long term debt and capital lease obligations	1,147		1,147

Accrued restructuring costs, net of current portion	4,644		4,644

Other long term liabilities	1,418		1,418

Stockholders equity:

Preferred Stock, $0.001 par value, 10,000,000 shares authorized, 600,000 shares designated Series A Preferred Stock, 210,000 Series A Preferred shares issued and outstanding	22,546	—	22,546

Class A Common Stock, $0.001 par value, 95,000,000 shares authorized, 31,647,640 shares issued at September 30, 2001, as reported and pro forma	32	—	32

Class B Common Stock, $0.001 par value, 4,300,000 shares authorized, 3,869,570 shares issued at September 30, 2001, as reported and pro forma	4	—	4

Additional paid-in capital	162,899	—	162,899

Treasury Stock, at cost, 228,303 shares at September 30, 2001, as reported and pro forma	(294)	—	(294)

Retained earnings (deficit)	(147,589)	(4,312)	(151,901)

Accumulated other comprehensive income (loss)	(1,049)		(1,049)

Total stockholders’ equity	36,549	(4,312)	32,237

Total liabilities and stockholders’ equity	139,019	(14,665)	124,354

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Nextera Enterprises, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Nine Months Ended September 30, 2001
(in thousands, except share data)

		Pro Forma
	As Reported	Adjustments	Pro Forma

Net revenues	$97,230	$(29,975)	$67,255

Cost of revenues	62,175	(17,577)	44,598

Gross profit	35,055	(12,398)	22,657

Selling, general and administrative expenses	35,233	(13,374)	21,859

Amortization expense	3,761	(872)	2,889

Goodwill Impairment	64,973	10,995	75,968

Special Charges	22,258	(4,107)	18,151

Income (loss) from operations	(91,170)	(5,040)	96,210

Interest, net	(6,762)	(480)	(6,282)

Other expense	(7,162)		(7,162)

Income (loss) before income taxes	(105,094)	(4,560)	(109,654)

Provision (benefit) for income taxes	541	(248)	293

Net income (loss)	(105,635)	(4,312)	(109,947)

Preferred Stock dividends	(1,448)		(1,448)

Net income (loss) applicable to common stockholders	$(107,083)	$(4,312)	$(111,395)

Net income (loss) per common share, basic	$(3.07)		$(3.19)

Net income (loss) per common share, diluted	$(3.07)		$(3.19)

Weighted average common shares outstanding, basic	34,920	—	34,920

Weighted average common shares outstanding, diluted	34,920	—	34,920

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Nextera Enterprises, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2000
(in thousands, except share data)

		Pro Forma
	As Reported	Adjustments	Pro Forma

Net revenues	$161,000	$(58,873)	$102,127

Cost of revenues	98,394	(30,057)	68,337

Gross profit	62,606	(28,816)	33,790

Selling, general and administrative expenses	61,066	(23,798)	37,268

Amortization expense	5,436	(1,774)	3,662

Goodwill Impairment	—	45,055	45,055

Special Charges	8,162	(265)	7,897

Income (loss) from operations	(12,058)	(48,016)	(60,092)

Interest, net	(7,773)	720	(7,053)

Other expense	(5,432)		(5,432)

Income (loss) before income taxes	(25,263)	(47,314)	(72,577)

Provision (benefit) for income taxes	(1,291)		(1,291)

Net income (loss)	(23,972)	(47,314)	(71,286)

Net income (loss) per common share, basic	$(0.69)		$(2.03)

Net income (loss) per common share, diluted	$(0.69)		$(2.03)

Weighted average common shares outstanding, basic	35,121	—	35,121

Weighted average common shares outstanding, diluted	35,121	—	35,121

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1. Overview

         The unaudited pro forma condensed consolidated financial statements reflect the sale by the Company of substantially all of the assets (except for certain accounts receivable), certain liabilities and business operations of Sibson & Company, LLC and direct and indirect subsidiaries of Sibson & Company, LLC (collectively, “Sibson”) to The Segal Group, Inc. Sibson is engaged in providing executive compensation and benefits, human resource consulting and other services in the United States and certain foreign countries. The aggregate purchase price was $16 million, plus up to an additional $13.3 million (approximately) based on operating results of the Sibson business over the next two years. The purchase price was reduced on the Closing Date by a holdback of approximately $1.3 million, which amount (or a portion thereof) may be released to the Company subject to verification of a minimum working capital requirement of $4.0 million. The Company used approximately $8.0 million of the aggregate proceeds to repay amounts owing under the Company’s senior credit facility with Fleet National Bank and Bank of America. The remaining proceeds were used to fund working capital requirements.

         The unaudited pro forma condensed consolidated balance sheet includes adjustments necessary to reflect the sale transaction as if it had occurred on September 30, 2001. Such adjustments include the receipt of the consideration, subtraction of the net assets sold from the Company’s balance sheet and the accrual of estimated transaction costs.

         The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2001 and the year ended December 31, 2000 reflect the Company’s results of continuing operations as if the Company had completed the sale transaction as of January 1, 2001 or 2000, respectively, and had used a portion of the proceeds received to repay debt under the senior credit facility and eliminate the related interest expense for the period. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2001 and the year ended December 31, 2000 also reflect the write-off of approximately $45.0 million of goodwill related to the Sibson business.

         The unaudited pro forma financial statements have been prepared on the basis of preliminary estimates, which are subject to adjustment. The unaudited pro forma financial statements may not be indicative of the results that actually would have been achieved if the sale transaction had been effected on the dates indicated above, or the results that will be achieved in the future. The pro forma financial statements should be read in conjunction with the consolidated financial statements of Nextera Enterprises, Inc. included in the Company’s annual report on Form 10-K for the year ended December 31, 2000.

         Significant adjustments made to the individual line items in the accompanying unaudited pro forma financial statements are described in the following notes.

2. Cash and Cash Equivalents

Cash and cash equivalents at September 30, 2001, as originally reported		$1,575

Pro forma adjustment for cash proceeds received from sale transaction	$16,000

Pro forma adjustment for repayment of indebtedness under the senior credit facility outstanding as of September 30, 2001	($8,000)

Cash and cash equivalents at September 30, 2001, pro forma balance		$9,575

3. Accounts Receivable, Net

Accounts Receivable, Net at September 30, 2001 as originally reported		$30,452

Pro forma adjustment to subtract accounts receivable sold to buyer	($5,513)

Accounts Receivable , Net at September 30, 2001, pro forma balance		$24,939

4. Property and Equipment, Net

Property and equipment, net at September 30, 2001 as originally reported		$8,227

Pro forma adjustment to subtract property and equipment sold to buyer	($3,754)

Property and equipment, net at September 30, 2001, pro forma balance		$4,473

5. Goodwill, Other Intangibles and Other Assets

Goodwill, other intangibles and other assets at September 30, 2001, net, as originally reported		$90,438

Pro forma adjustment to subtract Sibson other assets sold as of September 30, 2001	($12,934)

Goodwill, other intangibles and other assets at September 30, 2001, net, pro forma balance		$77,504

6. Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses at September 30, 2001, as originally reported		$23,556

Pro forma adjustment to subtract Sibson accounts payable and accrued expenses sold to buyer	($1,256)

Accounts payable and accrued liabilities at September 30, 2001, pro forma balance		$22,301

7. Senior Credit Facility

Senior credit facility balance at September 30, 2001, as originally reported		$42,472

Pro forma adjustment to reflect application of proceeds from sale	($8,000)

Senior credit facility balance at September 30, 2001, pro forma balance		$34,472

8. Other Balance Sheet Accounts

         Pro forma adjustments to other current assets, deferred revenue and current portion of long term debt and capital lease obligations reflect the subtraction of amounts relating the Sibson assets and liabilities sold as of September 30, 2001.

9. Condensed Consolidated Statement of Operations

         The pro forma adjustments reflected in the accompanying unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2000 and the year ended December 31, 2000 for the line items of net revenues, cost of revenues, selling, general and administrative expenses, amortization expenses, goodwill impairment, special charges, interest expense and other expense are all for the purpose of subtracting the activity of Sibson for the periods presented, as if the sale transaction had been consummated as of the beginning of such period.

         The pro forma adjustments to reduce interest expense reflect the impact on interest expense of the application of approximately $8.0 million of sale proceeds to repayment of the senior credit facility.

C. Exhibits

2.1	Asset Purchase Agreement dated as of January 30, 2002, by and among The Segal Group, Inc., a Delaware corporation, and Nextera Enterprises, Inc., a Delaware corporation and Sibson & Company, LLC, a Delaware limited liability company.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2002

NEXTERA ENTERPRISES, INC.

By:	/s/ Michael P. Muldowney

Michael P. Muldowney Chief Financial Officer (Principal Financial and Accounting Officer)